UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/26/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 26, 2009, the Registrant and the Registrant's lender, WB QT, LLC, agreed to defer the $2.5 million payment due on September 1, 2009 under Term Note C to a date to be agreed upon. As of September 1, 2009, the outstanding balance due under Term Note C was $4.25 million. As disclosed in a Current Report on Form 8-K filed by the Registrant on August 4, 2009, the Lender had previously agreed to the following schedule for repayment of the outstanding balance plus interest at 9% per year: $2.5 million on September 1, 2009, $1.25 million on October 1, 2009, and the remaining balance of approximately $0.5 million on November 1, 2009.

All other terms and conditions pertaining to Term Note C including, without limitation, Registrant's right to pay the amounts due under Term Note C using shares of its common stock, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: September 01, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer